Exhibit 10.4

AMENDMENT TO
RETENTION AND EMPLOYMENT AGREEMENT

THIS AMENDMENT TO RETENTION AND EMPLOYMENT AGREEMENT (this “Amendment”), effective as of January 1, 2010, is made on December 31, 2009 between MASSEY ENERGY COMPANY, a Delaware corporation (the “Company”), and JOHN CHRISTOPHER ADKINS (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive previously entered into an amended and restated Retention and Employment Agreement on December 23, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth (including definitions of capitalized terms which are set forth in Section 18 and throughout the Employment Agreement) and intending to be legally bound hereby, the Company and Executive agree as follows:

1.  Section 5.2 of the Employment Agreement is amended to read as follows:

5.2 Severance Benefit.  The Executive previously entered into a Change in Control Agreement which shall govern the Executive’s rights, duties and obligations in the event of the Executive’s cessation of employment with the Company (or any successor) covered by the Change in Control Agreement.  In the event of the Executive’s cessation of employment with the Company during the period of this Agreement for any reason other than for “Cause” (as defined, and determined pursuant to the procedure in the Change in Control Agreement) under circumstances where such cessation of employment is not covered by the Change in Control Agreement, then the Company shall pay to the Executive or if the Executive is deceased to the Executive’s estate, within 30 days following Executive’s cessation of employment with the Company, a lump sum payment equal to $1,600,000 (the “Severance Benefit”), unless the Executive elects to terminate his employment voluntarily during the term of this Agreement other than for any reason which would constitute “a Constructive Termination Associated with a Change in Control” (as defined, and determined pursuant to the procedure, in the Change in Control Agreement, under circumstances where such Constructive Termination is not covered by the Change in Control Agreement).

2.  In all other respects, the Employment Agreement is unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of December 31, 2009.

        MASSEY ENERGY COMPANY

By:	/s/ John M. Poma
Name:	John M. Poma
Title:	Vice President and Chief Administrative Officer

/s/ John Christopher Adkins
John Christopher Adkins